Exhibit 99.1

CBTX, Inc. Reports Quarterly Financial Results

Houston, Texas, October 27, 2021 -- CBTX, Inc., or the Company (NASDAQ: CBTX), the bank holding company for CommunityBank of Texas, N.A., or the Bank, today announced its results for the third quarter of 2021.

Robert R. Franklin, Jr., Chairman, CEO and President of the Company said, “We are proud to present our third quarter financial results which continue to be indicative of the transition from a COVID dominated economy through most of the first half of the year to an improved economic environment as we enter the fourth quarter. We have seen credit stabilize, and continued growth in deposits which have provided the Bank with significant liquidity and opportunity. As we enter the fourth quarter, with the local economy continuing to improve, our customers are starting new projects and looking for new ways to expand their businesses.”

Mr. Franklin continued, “During much of 2020 and early 2021 we consciously curtailed our commercial real estate lending due to the uncertainty surrounding the sector and we are seeing the effects of slowing that engine as we rebuild our pipeline. Our lenders have made good efforts to increase our pipeline in a highly competitive environment. We have experienced an unusually high number of payoffs during the last couple of quarters but see the stabilization of our portfolio in the fourth quarter and foresee the ability to get back to our traditional growth rate in the next couple of quarters.”

“In light of the significant liquidity that our customers have provided us, we increased our bond purchases on a measured basis given that we continue to reside in a very low interest rate environment. We will continue to look at our expense base as we budget for 2022 and make adjustments where warranted,” Mr. Franklin added.

Mr. Franklin further said, “CBTX, Inc. is in a solid position for success with an experienced lending staff, liquidity to lend and significant capital to give us flexibility in supporting our future expansion decisions. Our strong, loyal and low-cost relationship driven deposit base continues to provide significant shareholder value. Our asset sensitivity gives us an upside as we transition to a higher interest rate environment possibly in late 2022. Our goal is to finish strong in the fourth quarter as we build momentum into 2022 and return to our traditional growth rate. We are excited about the future for CBTX, Inc.”

Highlights

●	Net income was $14.4 million for the third quarter of 2021, or $0.59 per diluted share, compared to $11.7 million, or $0.48 per diluted share, for the second quarter of 2021 and $6.4 million, or $0.26 per diluted share, for the third quarter of 2020.
●	Decrease in the allowance for credit losses, or ACL, resulted in a recapture of credit losses of $4.9 million during the third quarter of 2021, primarily due to continued improvements in the national and local economies and economic forecasts and the reduction of the loan portfolios during the third quarter of 2021.
●	Net interest margin on a tax equivalent basis decreased to 3.22% for the third quarter of 2021, compared to 3.29% for the second quarter of 2021, primarily due to lower average balances for the loan portfolio.
●	Cash and equivalents increased $210.4 million to $998.8 million during the third quarter of 2021, primarily due to net deposit inflows and loan payments received.

Operating Results

Net Interest Income

Net interest income was $31.2 million for the third quarter of 2021, compared to $31.0 million for the second quarter of 2021 and $31.7 million for the third quarter of 2020. Net interest income increased $231,000 during the third quarter of 2021, compared to the second quarter of 2021, primarily due to an increase in income on interest-bearing deposits at other financial institutions due to higher rates and higher average balances and an increase in income on securities due to higher average securities balances, higher rates on loans and the impact of an additional day during the third quarter of 2021 compared to the second quarter of 2021. These increases were partially offset by lower average loans. The increase in loan yield during the third quarter of 2021 includes $2.3 million of net fees recognized on Paycheck Protection Program, or PPP, loans in the third quarter of 2021, compared to $1.5 million recognized in the second quarter of 2021.

Net interest income decreased $459,000 during the third quarter of 2021, compared to the third quarter of 2020, primarily due to lower average loans and higher average interest-bearing deposits, partially offset by lower rates on interest-bearing deposits and higher rates on loans.

The yield on interest-earning assets was 3.33% for the third quarter of 2021, compared to 3.41% for the second quarter of 2021 and 3.75% for the third quarter of 2020. The cost of interest-bearing liabilities was 0.30% for the third quarter of 2021, 0.32% for the second quarter of 2021 and 0.46% for the third quarter of 2020. The Company’s net interest margin on a tax equivalent basis was 3.22% for the third quarter of 2021, compared to 3.29% for the second quarter of 2021 and 3.55% for the third quarter of 2020.

Provision (Recapture) for Credit Losses

The provision for credit losses was a recapture of credit losses of $4.9 million for the third quarter of 2021, compared to a recapture of credit losses of $5.1 million for the second quarter of 2021 and a provision of credit losses of $4.1 million for the third quarter of 2020.

The recapture of credit losses for the third and second quarters of 2021 were primarily the result of the adjustment of certain qualitative factors used to determine the ACL due to the continued improvements in the national and local economies and economic forecasts.

The provision for credit losses of $4.1 million for the third quarter of 2020 resulted from the impact of the COVID-19 pandemic and the sustained instability of the oil and gas industry, which led to the adjustment of certain factors utilized to determine the ACL.

At September 30, 2021, the ACL for loans was $32.2 million, or 1.23%, to loans excluding loans held for sale, $37.2 million, or 1.36%, to loans excluding loans held for sale, at June 30, 2021 and $44.1 million, or 1.49%, to loans excluding loans held for sale at September 30, 2020. The decrease in the ACL for loans at September 30, 2021 was primarily the result of the adjustment of certain qualitative factors utilized in the Company’s ACL estimate due to the continued improvements in the national and local economies and economic forecasts. A decrease in the Company’s loan portfolio also contributed to the decrease in the ACL during 2021.

The ACL for unfunded commitments was $3.6 million at September 30, 2021, compared to $3.4 million at June 30, 2021 and $4.5 million at September 30, 2020. The decrease in the ACL for unfunded commitments from June 30, 2021 to September 30, 2021 and from September 30, 2020 to September 30, 2021 was primarily the result of the adjustment to certain qualitative factors due to the continued improvements in the national and local economies and economic forecasts as well as fluctuations in unfunded commitments.

Noninterest Income

Noninterest income was $5.6 million for the third quarter of 2021, $3.5 million for the second quarter of 2021 and $4.0 million for the third quarter of 2020. The increase of $2.1 million for the third quarter of 2021, compared to the second quarter of 2021 and an increase of $1.5 million for the third quarter of 2021, compared to the third quarter of 2020 were both primarily due to gains of $1.9 million and $769,000 during the third quarter of 2021 and 2020 related to bank-owned life insurance. As the owner and beneficiary under bank-owned insurance policies as the result of claims submitted on covered individuals, the Company received proceeds of $2.7 million and $2.0 million during the third quarter of 2021 and the third quarter of 2020, respectively.

Noninterest Expense

Noninterest expense was $24.4 million for the third quarter of 2021, compared to $25.2 million for the second quarter of 2021 and $23.9 million for the third quarter of 2020. The decrease in noninterest expense of $825,000 between the third quarter of 2021 and the second quarter of 2021 was primarily due to a $874,000 decrease in professional and director fees. Professional fees related to Bank Secrecy Act/Anti-Money Laundering, or BSA/AML, compliance matters decreased $1.2 million to $202,000 for the third quarter of 2021, compared to $1.4 million for the second quarter of 2021. This decrease in BSA/AML related professional fees during the third quarter of 2021 was partially offset by increases in consulting fees related to a loan review project.

The increase in noninterest expense of $514,000 for the third quarter of 2021, compared to the third quarter of 2020, was primarily due to a $668,000 increase in salaries and employee benefits, a $164,000 increase in occupancy expense, a $104,000 increase in data processing and software, and a $126,000 increase in security and protection expense, partially offset by a $879,000 decrease in professional and director fees. Professional fees related to BSA/AML compliance matters decreased $1.3 million to $202,000 for the third quarter of 2021, compared to $1.5 million for the third quarter of 2020.

Income Taxes

Income tax expense was $2.9 million for the third quarter of 2021, $2.7 million for the second quarter of 2021 and $1.3 million for the third quarter of 2020. The effective tax rates were 16.81% for the third quarter of 2021, 18.70% for the second quarter of 2021 and 17.31% for the third quarter of 2020. The differences between the federal statutory rate of 21% and the effective tax rates were largely attributable to permanent differences primarily related to tax exempt interest income and bank-owned life insurance earnings.

Balance Sheet Highlights

Loans

Loans excluding loans held for sale were $2.6 billion at September 30, 2021, $2.7 billion at June 30, 2021 and $3.0 billion at September 30, 2020. The decrease from June 30, 2021 to September 30, 2021 and the decrease from September 30, 2020 to September 30, 2021 were both primarily due to larger loan paydowns than loan originations.

The decrease in loans was also impacted by the decrease in the Company’s PPP loans which were $100.8 million, net of deferred fees and unearned discounts, at September 30, 2021, $179.1 million at June 30, 2021 and $324.3 million at September 30, 2020. During the third quarter of 2021, no PPP loans were originated and payments totaling $80.6 million were received. During the second quarter of 2021, $20.4 million of PPP loans were originated and payments totaling $110.4 million were received.

In support of customers impacted by the COVID-19 pandemic, the Company offered relief through payment deferrals during 2020 and the first nine months of 2021. As of September 30, 2021, the Company had 7 loans subject to such deferral arrangements with outstanding principal balances of $18.8 million and 9 loans on deferral arrangements with total outstanding principal balances of $20.5 million at June 30, 2021 and 41 loans on deferral arrangement with total outstanding principal balances totaling $82.4 million at September 30, 2020.

Cash and Cash Equivalents

Cash and equivalents increased $210.4 million from June 30, 2021 to September 30, 2021 and $621.2 million from September 30, 2020 to September 30, 2021. These increases are primarily due to loan payments received and net deposit inflows.

Securities

Securities were $359.5 million at September 30, 2021, $309.2 million at June 30, 2021 and $226.1 million at September 30, 2020. The increase in securities was primarily due to purchases out pacing maturities, call and paydowns.

Deposits and Borrowings

Total deposits were $3.5 billion at September 30, 2021, $3.4 billion at June 30, 2021 and $3.2 billion at September 30, 2020. The increase in deposits of $114.8 million between June 30, 2021 and September 30, 2021 was due to net deposit inflows of $43.5 million in interest-bearing accounts and net deposit inflows of $71.4 million in non-interest-bearing accounts. The increase in deposits of $361.0 million between September 30, 2020 and September 30, 2021 was due to net deposit inflows of $193.8 million and $167.2 million in interest-bearing accounts and noninterest-bearing accounts, respectively.

The Company defines total borrowings as the total of repurchase agreements, Federal Home Loan Bank advances and notes payable. Total borrowings were $50.0 million, $50.0 million and $52.2 million at September 30, 2021, June 30, 2021 and September 30, 2020, respectively.

Capital

At September 30, 2021, the Company continued to be well capitalized and maintained strong capital ratios under bank regulatory requirements. The Company’s total risk-based capital ratio was 18.12% at September 30, 2021, compared to 17.72% at June 30, 2021 and 16.67% at September 30, 2020. The Company’s tier 1 leverage ratio was 11.69% at September 30, 2021, compared to 11.63% at June 30, 2021 and 11.90% at September 30, 2020. The Company’s total shareholders’ equity to total assets ratio was 13.41% at September 30, 2021, 13.68% at June 30, 2021 and 14.18% at September 30, 2020.

The ratio of tangible equity to tangible assets was 11.64% at September 30, 2021, 11.84% at June 30, 2021 and 12.22% at September 30, 2020. Tangible equity to tangible assets is a non-GAAP financial measure. The most directly comparable financial measure calculated in accordance with United States generally accepted accounting principles, or GAAP, to tangible equity to tangible assets is total shareholders’ equity to total assets. See the table captioned “Non-GAAP to GAAP Reconciliation” at the end of this earnings release.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures including “tangible book value,” “tangible book value per share,” and “tangible equity to tangible assets,” which are supplemental measures that are not required by, or are not presented in accordance with, GAAP. Please refer to the table titled “Non-GAAP to GAAP Reconciliation” at the end of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call Information

The Company will hold a conference call to discuss third quarter 2021 financial results on Thursday, October 28, 2021 at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). Investors and interested parties may listen to the teleconference via telephone by calling (877) 620-1733 if calling from the U.S. or Canada (or (470) 414-9785 if calling from outside the U.S.). The conference call ID number is 5048704. To access the live webcast of the conference call, individuals can visit the Investor Relations page of the Company’s website: https://ir.cbtxinc.com/events-and-presentations. An archived edition of the earnings webcast will also be posted on the Company’s website later that day and will remain available to interested parties via the same link for one year.

The conference call will contain forward-looking statements in addition to statements of historical fact. The actual achievement of any forecasted results or the unfolding of future economic or business developments in a way anticipated or projected by the Company involves numerous risks and uncertainties that may cause the Company’s actual performance to be materially different from that stated or implied in the forward-looking statements. Such risks and uncertainties include, among other things, risks discussed within the “Risk Factors” section of the Company’s most recent Forms 10-Q and 10-K and subsequent 8-Ks.

About CBTX, Inc.

CBTX, Inc. is the bank holding company for CommunityBank of Texas, N.A., a community bank, offering commercial banking solutions to small and mid-sized businesses and professionals in Houston, Dallas, Beaumont and surrounding communities in Texas. Visit www.communitybankoftx.com for more information.

Forward-Looking Statements

This earnings release may contain certain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections about the Company and its subsidiary. Forward-looking statements include information regarding the Company’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Further, certain factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to: natural disasters and adverse weather on the Company’s market area, acts of terrorism, pandemics, an outbreak of hostilities or other international or domestic calamities and other matters beyond the Company’s control; the Company’s ability to manage the economic risks related to the impact of the COVID-19 pandemic (including risks related to its customers’ credit quality, deferrals and modifications to loans); the geographic concentration of the Company’s markets in Houston and Beaumont, Texas; the Company’s ability to manage changes and the continued health or availability of management personnel; the amount of nonperforming and classified assets that the Company holds and the time and effort necessary to resolve nonperforming assets; deterioration of asset quality; interest rate risk associated with the Company’s business; national business and economic conditions in general, in the financial services industry and within the Company’s primary markets; sustained instability of the oil and gas industry in general and within Texas; the composition of the Company’s loan portfolio, including the identity of the Company’s borrowers and the concentration of loans in specialized industries; changes in the value of collateral securing the Company’s loans; the Company’s ability to maintain important deposit customer relationships and its reputation; the Company’s ability to maintain effective internal control over financial reporting; the Company’s ability to pursue available remedies in the event of a loan default for PPP loans and the risk of holding such loans at unfavorable interest rates and on terms that are less favorable than those with customers to whom the Company would have otherwise lent; volatility and direction of market interest rates; liquidity risks associated with the Company’s business; systems failures, interruptions or breaches involving the Company’s information technology and telecommunications systems or third-party servicers; the failure of certain third-party vendors to perform; the institution and outcome of litigation and other legal proceedings against the Company or to which it may become subject; the operational risks associated with the Company’s business; the costs, effects and results of regulatory examinations, investigations, including the ongoing investigation by the Financial Crimes Enforcement Network of the U.S. Department of Treasury, or FinCEN, or reviews or the ability to obtain required regulatory approvals; the possible results and amount of civil money penalties related to such FinCEN investigation and the Company’s BSA/AML program; changes in the laws, rules, regulations, interpretations or policies relating to financial institution, accounting, tax, trade, monetary and fiscal matters; governmental or regulatory responses to the COVID-19 pandemic that may impact the Company’s loan portfolio and forbearance practice; further government intervention in the U.S. financial system that may impact how the Company achieves its performance goals; and other risks, uncertainties, and factors that are discussed from time to time in the Company’s reports and documents filed with the SEC. Additionally, many of these risks and uncertainties have been elevated by and may continue to be elevated by the COVID-19 pandemic.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission, or SEC, and other reports and statements that the Company has filed with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what it anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict which will arise. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Copies of the SEC filings for the Company are available for download free of charge from www.communitybankoftx.com under the Investor Relations tab.

CBTX, INC. AND SUBSIDIARY

Financial Highlights

(In thousands, except per share data and percentages)

	Three Months Ended					Nine Months Ended
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020
Profitability:
Net income	$14,421	$11,703	$10,019	$10,236	$6,421	$36,143	$16,125
Basic earnings per share	$0.59	$0.48	$0.41	$0.42	$0.26	$1.48	$0.65
Diluted earnings per share	$0.59	$0.48	$0.41	$0.41	$0.26	$1.47	$0.65

Return on average assets(1)	1.37%	1.14%	1.03%	1.05%	0.66%	1.19%	0.58%
Return on average shareholders' equity(1)	10.15%	8.49%	7.39%	7.47%	4.70%	8.70%	3.97%
Net interest margin - tax equivalent(1)	3.22%	3.29%	3.71%	3.62%	3.55%	3.40%	3.76%
Efficiency ratio(2)	66.21%	73.02%	64.32%	65.64%	66.77%	67.76%	63.76%

Liquidity and Capital Ratios:
Total shareholders' equity to total assets	13.41%	13.68%	13.54%	13.84%	14.18%	13.41%	14.18%
Tangible equity to tangible assets(3)	11.64%	11.84%	11.67%	11.94%	12.22%	11.64%	12.22%
Common equity tier 1 capital ratio	16.87%	16.46%	15.75%	15.45%	15.41%	16.87%	15.41%
Tier 1 risk-based capital ratio	16.87%	16.46%	15.75%	15.45%	15.41%	16.87%	15.41%
Total risk-based capital ratio	18.12%	17.72%	17.00%	16.71%	16.67%	18.12%	16.67%
Tier 1 leverage ratio	11.69%	11.63%	11.90%	12.00%	11.90%	11.69%	11.90%

Credit Quality:
Allowance for credit losses for loans to loans excluding loans held for sale	1.23%	1.36%	1.41%	1.39%	1.49%	1.23%	1.49%
Nonperforming assets to total assets	0.49%	0.52%	0.59%	0.61%	0.41%	0.49%	0.41%
Nonperforming loans to loans excluding loans held for sale	0.79%	0.77%	0.81%	0.82%	0.53%	0.79%	0.53%
Net charge-offs (recoveries) to average loans(1)	(0.01)%	(0.07)%	0.01%	0.49%	0.02%	(0.03)%	—

Other Data:
Weighted average common shares outstanding - basic	24,432	24,447	24,508	24,621	24,748	24,462	24,808
Weighted average common shares outstanding - diluted	24,544	24,571	24,616	24,678	24,770	24,572	24,847
Common shares outstanding at period end	24,420	24,450	24,442	24,613	24,713	24,420	24,713
Dividends per share	$0.13	$0.13	$0.13	$0.10	$0.10	$0.39	$0.30
Book value per share	$23.12	$22.75	$22.31	$22.20	$21.89	$23.12	$21.89
Tangible book value per share(3)	$19.65	$19.28	$18.84	$18.74	$18.44	$19.65	$18.44
Employees - full-time equivalents	520	529	517	511	515	520	515

(1)	Annualized.
(2)	Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

(3)	Non-GAAP financial measure. See the table captioned “Non-GAAP to GAAP Reconciliation” at the end of this earnings release.

CBTX, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(In thousands)

	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020

Loans excluding loans held for sale	$2,608,402	$2,729,496	$2,891,632	$2,924,117	$2,964,526
Allowance for credit losses for loans	(32,208)	(37,183)	(40,874)	(40,637)	(44,069)
Loans, net	2,576,194	2,692,313	2,850,758	2,883,480	2,920,457

Cash and equivalents	998,785	788,409	604,671	538,007	377,572
Securities	359,539	309,233	289,091	237,281	226,101
Premises and equipment	59,235	59,987	60,551	61,152	61,732
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangible assets	3,702	3,846	3,991	4,171	4,303
Loans held for sale	327	808	1,005	2,673	1,763
Operating lease right-to-use asset	11,527	12,514	12,900	13,285	12,893
Other assets	118,860	118,474	124,722	128,218	128,901
Total assets	$4,209,119	$4,066,534	$4,028,639	$3,949,217	$3,814,672

Noninterest-bearing deposits	$1,628,144	$1,556,784	$1,621,408	$1,476,425	$1,460,983
Interest-bearing deposits	1,903,491	1,860,002	1,763,339	1,825,369	1,709,681
Total deposits	3,531,635	3,416,786	3,384,747	3,301,794	3,170,664

Federal Home Loan Bank advances	50,000	50,000	50,000	50,000	50,000
Repurchase agreements	—	—	—	—	2,153
Operating lease liabilities	14,556	15,590	16,060	16,447	15,759
Other liabilities	48,335	27,931	32,483	34,525	35,175
Total liabilities	3,644,526	3,510,307	3,483,290	3,402,766	3,273,751

Total shareholders’ equity	564,593	556,227	545,349	546,451	540,921
Total liabilities and shareholders’ equity	$4,209,119	$4,066,534	$4,028,639	$3,949,217	$3,814,672

CBTX, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Income

(In thousands)

	Three Months Ended					Nine Months Ended
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020
Interest income
Interest and fees on loans	$30,765	$30,793	$33,165	$32,886	$32,318	$94,723	$98,792
Securities	1,435	1,332	1,173	1,070	1,107	3,940	3,698
Interest-bearing deposits at other financial institutions	340	223	177	168	176	740	1,400
Equity investments	157	158	146	170	162	461	509
Total interest income	32,697	32,506	34,661	34,294	33,763	99,864	104,399
Interest expense
Deposits	1,227	1,267	1,350	1,549	1,831	3,844	7,619
Federal Home Loan Bank advances	221	221	221	221	221	663	682
Other interest-bearing liabilities	—	—	—	4	3	—	12
Total interest expense	1,448	1,488	1,571	1,774	2,055	4,507	8,313
Net interest income	31,249	31,018	33,090	32,520	31,708	95,357	96,086
Provision (recapture) for credit losses
Provision (recapture) for credit losses for loans	(5,057)	(4,190)	286	229	4,569	(8,961)	17,845
Provision (recapture) for credit losses for unfunded commitments	162	(893)	126	(364)	(461)	(605)	1,182
Total provision (recapture) for credit losses	(4,895)	(5,083)	412	(135)	4,108	(9,566)	19,027
Net interest income after provision (recapture) for credit losses	36,144	36,101	32,678	32,655	27,600	104,923	77,059
Noninterest income
Deposit account service charges	1,352	1,167	1,193	1,270	1,176	3,712	3,756
Card interchange fees	1,048	1,095	976	999	995	3,119	2,832
Earnings on bank-owned life insurance	2,323	390	390	407	1,187	3,103	2,015
Net gain on sales of assets	360	366	192	379	114	918	376
Other	479	473	360	467	551	1,312	2,280
Total noninterest income	5,562	3,491	3,111	3,522	4,023	12,164	11,259
Noninterest expense
Salaries and employee benefits	15,000	14,734	14,188	12,848	14,332	43,922	42,567
Occupancy expense	2,660	2,597	2,521	2,628	2,496	7,778	7,478
Professional and director fees	1,567	2,441	1,703	3,209	2,446	5,711	5,139
Data processing and software	1,629	1,661	1,576	1,330	1,525	4,866	4,039
Regulatory fees	478	501	556	748	471	1,535	1,050
Advertising, marketing and business development	493	510	285	438	429	1,288	1,062
Telephone and communications	516	550	463	455	486	1,529	1,297
Security and protection expense	425	537	390	423	299	1,352	1,024
Amortization of intangibles	182	186	191	197	198	559	649
Other expenses	1,422	1,480	1,412	1,382	1,176	4,314	4,137
Total noninterest expense	24,372	25,197	23,285	23,658	23,858	72,854	68,442
Net income before income tax expense	17,334	14,395	12,504	12,519	7,765	44,233	19,876
Income tax expense	2,913	2,692	2,485	2,283	1,344	8,090	3,751
Net income	$14,421	$11,703	$10,019	$10,236	$6,421	$36,143	$16,125

CBTX, INC. AND SUBSIDIARY

Net Interest Margin

(In thousands, except percentages)

	Three Months Ended
	9/30/2021			6/30/2021			9/30/2020
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Interest Paid	Rate(1)	Balance	Interest Paid	Rate(1)	Balance	Interest Paid	Rate(1)
Assets
Interest-earning assets:
Total loans(2)	$2,702,248	$30,765	4.52%	$2,835,995	$30,793	4.36%	$2,945,320	$32,318	4.37%
Securities	327,968	1,435	1.74%	302,808	1,332	1.76%	236,015	1,107	1.87%
Interest-bearing deposits at other financial institutions	854,406	340	0.16%	670,508	223	0.13%	383,626	176	0.18%
Equity investments	13,367	157	4.66%	15,338	158	4.13%	15,334	162	4.20%
Total interest-earning assets	3,897,989	$32,697	3.33%	3,824,649	$32,506	3.41%	3,580,295	$33,763	3.75%
Allowance for credit losses for loans	(36,945)			(40,806)			(40,135)
Noninterest-earning assets	313,901			317,115			326,590
Total assets	$4,174,945			$4,100,958			$3,866,750
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,895,617	$1,227	0.26%	$1,839,812	$1,267	0.28%	$1,730,812	$1,831	0.42%
Federal Home Loan Bank advances	50,000	221	1.75%	50,000	221	1.77%	50,000	221	1.76%
Other interest-bearing liabilities	—	—	—	—	—	—	2,230	3	0.54%
Total interest-bearing liabilities	1,945,617	$1,448	0.30%	1,889,812	$1,488	0.32%	1,783,042	$2,055	0.46%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,612,985			1,611,565			1,484,557
Other liabilities	52,712			46,774			55,386
Total noninterest-bearing liabilities	1,665,697			1,658,339			1,539,943
Shareholders’ equity	563,631			552,807			543,765
Total liabilities and shareholders’ equity	$4,174,945			$4,100,958			$3,866,750
Net interest income		$31,249			$31,018			$31,708
Net interest spread(3)			3.03%			3.09%			3.29%
Net interest margin(4)			3.18%			3.25%			3.52%
Net interest margin - tax equivalent(5)			3.22%			3.29%			3.55%

(1)	Annualized.
(2)	Includes average outstanding balances related to loans held for sale.
(3)	Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(4)	Net interest margin is equal to net interest income divided by average interest-earning assets.
(5)

Tax equivalent adjustments of $369,000, $321,000 and $258,000 for the quarters ended September 30, 2021, June 30, 2021 and September 30, 2020, respectively, were computed using a federal income tax rate of 21%.

CBTX, INC. AND SUBSIDIARY

Net Interest Margin – Year to Date

(In thousands, except percentages)

	Nine Months Ended September 30,
	2021			2020
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Interest Paid	Rate(1)	Balance	Interest Paid	Rate(1)
Assets
Interest-earning assets:
Total loans(2)	$2,812,449	$94,723	4.50%	$2,829,767	$98,792	4.66%
Securities	296,958	3,940	1.77%	236,756	3,698	2.09%
Interest-bearing deposits at other financial institutions	668,119	740	0.15%	359,134	1,400	0.52%
Equity investments	14,679	461	4.20%	14,716	509	4.62%
Total interest-earning assets	3,792,205	$99,864	3.52%	3,440,373	$104,399	4.05%
Allowance for credit losses for loans	(39,594)			(32,499)
Noninterest-earning assets	318,009			309,778
Total assets	$4,070,620			$3,717,652
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,846,211	$3,844	0.28%	$1,689,772	$7,619	0.60%
Federal Home Loan Bank advances	50,000	663	1.77%	56,898	682	1.60%
Other interest-bearing liabilities	—	—	—	1,700	12	0.95%
Total interest-bearing liabilities	1,896,211	$4,507	0.32%	1,748,370	$8,313	0.64%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,568,071			1,377,594
Other liabilities	50,966			48,881
Total noninterest-bearing liabilities	1,619,037			1,426,475
Shareholders’ equity	555,372			542,807
Total liabilities and shareholders’ equity	$4,070,620			$3,717,652
Net interest income		$95,357			$96,086
Net interest spread(3)			3.20%			3.41%
Net interest margin(4)			3.36%			3.73%
Net interest margin - tax equivalent(5)			3.40%			3.76%

(1)    Annualized.

(2)	Includes average outstanding balances related to loans held for sale.
(3)	Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(4)	Net interest margin is equal to net interest income divided by average interest-earning assets.
(5)	Tax equivalent adjustments of $989,000 and $754,000 for the nine months ended September 30, 2021 and 2020, respectively, were computed using a federal income tax rate of 21%.

CBTX, INC. AND SUBSIDIARY

Rate/Volume Analysis

(In thousands)

	Three Months Ended September 30, 2021,
	Compared to Three Months Ended June 30, 2021
	Increase (Decrease) due to
(Dollars in thousands)	Rate	Volume	Days	Total
Interest-earning assets:
Total loans	$1,087	$(1,454)	$339	$(28)
Securities	(22)	110	15	103
Interest-bearing deposits at other financial institutions	55	60	2	117
Equity investments	18	(21)	2	(1)
Total increase (decrease) in interest income	1,138	(1,305)	358	191
Interest-bearing liabilities:
Interest-bearing deposits	(94)	40	14	(40)
Federal Home Loan Bank advances	(2)	—	2	—
Other interest-bearing liabilities	—	—	—	—
Total increase (decrease) in interest expense	(96)	40	16	(40)
Increase (decrease) in net interest income	$1,234	$(1,345)	$342	$231

	Three Months Ended September 30, 2021,
	Compared to Three Months Ended September 30, 2020
	Increase (Decrease) due to
(Dollars in thousands)	Rate	Volume	Days	Total
Interest-earning assets:
Total loans	$1,117	$(2,670)	$—	$(1,553)
Securities	(104)	432	—	328
Interest-bearing deposits at other financial institutions	(49)	213	—	164
Equity investments	15	(20)	—	(5)
Total increase (decrease) in interest income	979	(2,045)	—	(1,066)
Interest-bearing liabilities:
Interest-bearing deposits	(778)	174	—	(604)
Federal Home Loan Bank advances	—	—	—	—
Other interest-bearing liabilities	—	(3)	—	(3)
Total increase (decrease) in interest expense	(778)	171	—	(607)
Increase (decrease) in net interest income	$1,757	$(2,216)	$—	$(459)

	Nine Months Ended September 30, 2021,
	Compared to Nine Months Ended September 30, 2020
	Increase (Decrease) due to
(Dollars in thousands)	Rate	Volume	Days	Total
Interest-earning assets:
Total loans	$(3,104)	$(604)	$(361)	$(4,069)
Securities	(687)	943	(14)	242
Interest-bearing deposits at other financial institutions	(1,858)	1,203	(5)	(660)
Equity investments	(45)	(1)	(2)	(48)
Total increase (decrease) in interest income	(5,694)	1,541	(382)	(4,535)
Interest-bearing liabilities:
Interest-bearing deposits	(4,450)	703	(28)	(3,775)
Federal Home Loan Bank advances	67	(84)	(2)	(19)
Other interest-bearing liabilities	—	(12)	—	(12)
Total increase (decrease) in interest expense	(4,383)	607	(30)	(3,806)
Increase (decrease) in net interest income	$(1,311)	$934	$(352)	$(729)

CBTX, INC. AND SUBSIDIARY

Yield Trend(1)

	Three Months Ended
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020

Interest-earning assets:
Total loans	4.52%	4.36%	4.64%	4.42%	4.37%
Securities	1.74%	1.76%	1.84%	1.80%	1.87%
Interest-bearing deposits at other financial institutions	0.16%	0.13%	0.15%	0.17%	0.18%
Equity investments	4.66%	4.13%	3.86%	4.41%	4.20%
Total interest-earning assets	3.33%	3.41%	3.85%	3.79%	3.75%

Interest-bearing liabilities:
Interest-bearing deposits	0.26%	0.28%	0.30%	0.35%	0.42%
Federal Home Loan Bank advances	1.75%	1.77%	1.79%	1.76%	1.76%
Other interest-bearing liabilities	—	—	—	1.12%	0.54%
Total interest-bearing liabilities	0.30%	0.32%	0.34%	0.39%	0.46%

Net interest spread(2)	3.03%	3.09%	3.51%	3.40%	3.29%
Net interest margin(3)	3.18%	3.25%	3.68%	3.59%	3.52%
Net interest margin - tax equivalent(4)	3.22%	3.29%	3.71%	3.62%	3.55%

(1)Annualized.
(2)	Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(3)	Net interest margin is equal to net interest income divided by average interest-earning assets.
(4)	Tax equivalent adjustments were computed using a federal income tax rate of 21%.

CBTX, INC. AND SUBSIDIARY

Average Outstanding Balances

(In thousands)

	Three Months Ended
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020

Assets
Interest-earning assets:
Total loans(1)	$2,702,248	$2,835,995	$2,901,291	$2,961,622	$2,945,320
Securities	327,968	302,808	259,341	236,233	236,015
Interest-bearing deposits at other financial institutions	854,406	670,508	475,279	388,936	383,626
Equity investments	13,367	15,338	15,353	15,346	15,334
Total interest-earning assets	3,897,989	3,824,649	3,651,264	3,602,137	3,580,295
Allowance for credit losses for loans	(36,945)	(40,806)	(41,078)	(44,233)	(40,135)
Noninterest-earning assets	313,901	317,115	321,334	321,303	326,590
Total assets	$4,174,945	$4,100,958	$3,931,520	$3,879,207	$3,866,750

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,895,617	$1,839,812	$1,802,175	$1,744,557	$1,730,812
Federal Home Loan Bank advances	50,000	50,000	50,000	50,163	50,000
Other interest-bearing liabilities	—	—	—	1,426	2,230
Total interest-bearing liabilities	1,945,617	1,889,812	1,852,175	1,796,146	1,783,042
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,612,985	1,611,565	1,478,183	1,482,753	1,484,557
Other liabilities	52,712	46,774	51,634	55,174	55,386
Total noninterest-bearing liabilities	1,665,697	1,658,339	1,529,817	1,537,927	1,539,943
Shareholders’ equity	563,631	552,807	549,528	545,134	543,765
Total liabilities and shareholders’ equity	$4,174,945	$4,100,958	$3,931,520	$3,879,207	$3,866,750

(1)	Includes average outstanding balances of loans held for sale.

CBTX, INC. AND SUBSIDIARY

Loans and Deposits Period End Balances

(In thousands, except percentages)

	9/30/2021		6/30/2021		3/31/2021		12/31/2020		9/30/2020
	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%

Loan Portfolio:
Commercial and industrial	$596,251	22.8%	$658,733	24.0%	$756,707	26.1%	$742,957	25.3%	$832,686	28.0%
Real estate:
Commercial real estate	1,029,137	39.3%	1,060,968	38.7%	1,072,263	36.9%	1,041,998	35.5%	949,933	31.9%
Construction and development	393,541	15.0%	426,007	15.5%	464,091	16.0%	522,705	17.8%	506,216	17.0%
1-4 family residential	204,151	7.8%	211,328	7.7%	224,880	7.7%	239,872	8.2%	253,868	8.5%
Multi-family residential	285,852	10.9%	265,252	9.7%	271,719	9.4%	258,346	8.8%	298,733	10.0%
Consumer	27,930	1.1%	31,444	1.1%	32,767	1.1%	33,884	1.1%	35,637	1.2%
Agriculture	8,780	0.4%	8,283	0.4%	6,974	0.2%	8,670	0.3%	9,753	0.3%
Other	71,915	2.7%	78,607	2.9%	74,387	2.6%	88,238	3.0%	91,501	3.1%
Gross loans	2,617,557	100.0%	2,740,622	100.0%	2,903,788	100.0%	2,936,670	100.0%	2,978,327	100.0%
Less allowance for credit losses	(32,208)		(37,183)		(40,874)		(40,637)		(44,069)
Less deferred fees and unearned discount	(8,828)		(10,318)		(11,151)		(9,880)		(12,038)
Less loans held for sale	(327)		(808)		(1,005)		(2,673)		(1,763)
Loans, net	$2,576,194		$2,692,313		$2,850,758		$2,883,480		$2,920,457

Deposits:
Interest-bearing demand accounts	$386,196	10.9%	$375,543	11.0%	$368,124	10.9%	$380,175	11.5%	$346,406	10.9%
Money market accounts	1,139,167	32.3%	1,101,091	32.2%	995,945	29.4%	1,039,617	31.5%	916,668	28.9%
Savings accounts	118,794	3.4%	115,823	3.4%	112,467	3.3%	108,167	3.3%	103,062	3.3%
Certificates and other time deposits, $100,000 or greater	140,740	4.0%	142,343	4.2%	145,762	4.3%	152,592	4.6%	171,854	5.4%
Certificates and other time deposits, less than $100,000	118,594	3.4%	125,202	3.6%	141,041	4.2%	144,818	4.4%	171,691	5.4%
Total interest-bearing deposits	1,903,491	54.0%	1,860,002	54.4%	1,763,339	52.1%	1,825,369	55.3%	1,709,681	53.9%
Noninterest-bearing deposits	1,628,144	46.0%	1,556,784	45.6%	1,621,408	47.9%	1,476,425	44.7%	1,460,983	46.1%
Total deposits	$3,531,635	100.0%	$3,416,786	100.0%	$3,384,747	100.0%	$3,301,794	100.0%	$3,170,664	100.0%

CBTX, INC. AND SUBSIDIARY

Credit Quality

(In thousands, except percentages)

	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Nonperforming Assets (at period end):
Nonaccrual loans:
Commercial and industrial	$9,773	$10,038	$12,230	$12,588	$6,699
Real estate:
Commercial real estate	10,419	10,572	10,664	10,665	4,811
Construction and development	—	—	236	238	241
1-4 family residential	351	363	378	526	325
Other	42	—	—	—	3,500
Nonaccrual loans	20,585	20,973	23,508	24,017	15,576
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	20,585	20,973	23,508	24,017	15,576
Foreclosed assets	—	—	106	—	—
Total nonperforming assets	$20,585	$20,973	$23,614	$24,017	$15,576

Allowance for Credit Losses for Loans (at period end):
Commercial and industrial	$11,401	$12,260	$13,812	$13,035	$13,347
Real estate:
Commercial real estate	11,744	13,260	14,280	13,798	12,745
Construction and development	3,334	4,453	5,445	6,089	6,334
1-4 family residential	1,700	2,172	2,458	2,578	2,871
Multi-family residential	2,156	2,382	2,714	2,513	3,117
Consumer	449	494	434	440	507
Agriculture	109	115	107	137	164
Other	1,315	2,047	1,624	2,047	4,984
Total allowance for credit losses for loans	$32,208	$37,183	$40,874	$40,637	$44,069

Credit Quality Ratios (at period end):
Nonperforming assets to total assets	0.49%	0.52%	0.59%	0.61%	0.41%
Nonperforming loans to loans excluding loans held for sale	0.79%	0.77%	0.81%	0.82%	0.53%
Allowance for credit losses for loans to nonperforming loans	156.46%	177.29%	173.87%	169.20%	282.93%
Allowance for credit losses for loans to loans excluding loans held for sale	1.23%	1.36%	1.41%	1.39%	1.49%

CBTX, INC. AND SUBSIDIARY

Allowance for Credit Losses for Loans

(In thousands, except percentages)

	Three Months Ended
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020

Beginning balance	$37,183	$40,874	$40,637	$44,069	$39,678

Provision (recapture):
Commercial and industrial	(945)	(1,955)	872	(7)	1,270
Real estate:
Commercial real estate	(1,516)	(1,020)	482	910	456
Construction and development	(1,119)	(992)	(644)	(245)	(716)
1-4 family residential	(469)	(286)	(120)	(293)	(297)
Multi-family residential	(226)	(332)	201	(604)	237
Consumer	(39)	(36)	(10)	(68)	(15)
Agriculture	(11)	8	(72)	(27)	30
Other	(732)	423	(423)	563	3,604
Total provision (recapture)	(5,057)	(4,190)	286	229	4,569

Net (charge-offs) recoveries:
Commercial and industrial	86	403	(95)	(305)	(31)
Real estate:
Commercial real estate	—	—	—	143	(135)
Construction and development	—	—	—	—	—
1-4 family residential	(3)	—	—	—	(5)
Multi-family residential	—	—	—	—	—
Consumer	(6)	96	4	1	(7)
Agriculture	5	—	42	—	—
Other	—	—	—	(3,500)	—
Total net (charge-offs) recoveries	82	499	(49)	(3,661)	(178)

Ending balance	$32,208	$37,183	$40,874	$40,637	$44,069
Net charge-offs (recoveries) to average loans(1)	(0.01)%	(0.07)%	0.01%	0.49%	0.02%

(1)	Annualized.

CBTX, INC. AND SUBSIDIARY

Non-GAAP to GAAP Reconciliation

(In thousands, except per share data and percentages)

Our accounting and reporting policies conform to GAAP and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional non-GAAP financial measures. We classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating, other statistical measures or ratios calculated using exclusively financial measures calculated in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the way we calculate the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

This earnings release contains certain non-GAAP financial measures including “tangible book value,” “tangible book value per common share,” and “tangible equity to tangible assets,” which are supplemental measures that are not required by, or are not presented in accordance with, GAAP.

We calculate tangible equity as total shareholders’ equity, less goodwill and other intangible assets, net of accumulated amortization, and tangible book value per share as tangible equity divided by shares of common stock outstanding at the end of the relevant period. The most directly comparable GAAP financial measure for tangible book value per share is book value per share.

We calculate tangible assets as total assets less goodwill and other intangible assets, net of accumulated amortization. The most directly comparable GAAP financial measure for tangible equity to tangible assets is total shareholders’ equity to total assets.

We believe that tangible book value per share and tangible equity to tangible assets are measures that are important to many investors in the marketplace who are interested in book value per share and total shareholders’ equity to total assets, exclusive of change in intangible assets.

The following table reconciles, as of the dates set forth below, total shareholders’ equity to tangible equity, total assets to tangible assets and presents book value per share, tangible book value per share, tangible equity to tangible assets and total shareholders’ equity to total assets:

	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Total shareholders’ equity	$564,593	$556,227	$545,349	$546,451	$540,921
Adjustments:
Goodwill	(80,950)	(80,950)	(80,950)	(80,950)	(80,950)
Other intangibles	(3,702)	(3,846)	(3,991)	(4,171)	(4,303)
Tangible equity	$479,941	$471,431	$460,408	$461,330	$455,668

Total assets	$4,209,119	$4,066,534	$4,028,639	$3,949,217	$3,814,672
Adjustments:
Goodwill	(80,950)	(80,950)	(80,950)	(80,950)	(80,950)
Other intangibles	(3,702)	(3,846)	(3,991)	(4,171)	(4,303)
Tangible assets	$4,124,467	$3,981,738	$3,943,698	$3,864,096	$3,729,419

Common shares outstanding	24,420	24,450	24,442	24,613	24,713
Book value per share	$23.12	$22.75	$22.31	$22.20	$21.89
Tangible book value per share	$19.65	$19.28	$18.84	$18.74	$18.44
Total shareholders’ equity to total assets	13.41%	13.68%	13.54%	13.84%	14.18%
Tangible equity to tangible assets	11.64%	11.84%	11.67%	11.94%	12.22%

Investor Relations:

Justin M. Long

281.325.5013

investors@CBoTX.com

Media Contact:

Ashley Warren

713.210.7622

awarren@CBoTX.com